Exhibit 10.10

CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement” is entered into as of November 1, 2007 (the “Effective Date”) by and between Shutterfly, Inc., a Delaware corporation with a principal place of business at 2800 Bridge Parkway, Suite 101, Redwod City, California 94065 (“Shutterfly”) and Mountain Capital LLC. (dba Arrow Media Solutions) a New York limited liability company (the “AMS”).

RECITAL

AMS desires to perform), and Shutterfly desires to have AMS perform, consulting services as an independent contractor to Shutterfly.

NOW, THEREFORE, the parties agree as follows:

1.           Services and Compensation.

(a)           Performance. AMS shall perform the consulting services (the “Services”) described in detail on Exhibit A to this Agreement (the “Project Description”) in a workmanlike and professional manner, and with a level of skill commensurate with the requirements of this Agreement.

(b)           Compensation. As sole compensation for the performance of the Services, Shutterfly will pay AMS the compensation set forth on Exhibit A for the performance of Services, Any expenses incurred by AMS in performing the Services will be the sole responsibility of AMS unless otherwise agreed by Shutterfly. AMS will invoice Shutterfly on a monthly basis. Shutterfly will pay each such invoice no later than thirty (30) days after receipt of the invoice.

2.	Relationship of Parties.

(a)           Independent Contractor. AMS is an independent contractor and is not an agent or employee of, and has no authority to bind, Shuttorfly by contract or otherwise. AMS’s will determine, in AMS’s sole discretion, the manner, method and means by which the Services are accomplished, subject to the requirement that AMS shall at all times comply with applicable law. While Shutterfly has no right or authority to control the manner or means by which the Services arc accomplished, it may, in its discretion, exercise broad general power of supervision over the results of the work performed by AMS.

(b)           Employment Taxes and Benefits. As AMS is not an employee of Shutterfly, Shutterfly shall not take any action or provide AMS with any benefits or commitments. AMS will not be entitled to receive any vacation or illness payments, or to participate in any benefit plans, arrangements, or distributions by Shutterfly pertaining to any bonus, stock option, profit sharing, insurance or similar benefits for Shutterfly’s employees, AMS shall bear sole responsibility for payment of compensation to its personnel. AMS shall pay and report, for all personnel assigned to Shutterfly’s work, federal and state income tax withholding, Social Security taxes, disability insurance contributions and unemployment insurance applicable to such personnel as employees of AMS. AMS shall bear sole responsibility for any health or disability insurance, retirement benefits, or other welfare or pension benefits (if any) to which such personnel may be entitled.

(c)           AMS’s Agreements with Personnel. AMS shall obtain and maintain in effect written agreements with each of its personnel, if any, who participate in any of Shutterfly’s work hereunder. Such agreements shall contain terms sufficient for AMS to comply with all provisions of this Agreement.

(d)           Insurance Coverages. AMS shall procure and maintain adequate insurance to protect AMS from the following; (a) claims under worker’s compensation; (b) claims for damages because of bodily injury, sickness, disease or death which arise out of any negligent art or omission of AMS; and (c) claims for damages because of injury to or destruction of tangible or intangible property, including loss of use resulting therefrom, which arise out of any negligent act or omission of AMS.

3.           License of Rights.

(a)           Shutterfly hereby obtains an exclusive, nontransferable and definite term right to use one copy of the object code version of the Software, as defined and listed on Exhibit A. with each Kiosk for the term specified in Paragraph 6(a) of this Agreement (the “License Term”), Shutterfly will only have the right to execute one copy of Software under one single operating system image solely on the designated Kiosk, as defined in Exhibit A. and solely al the designated location. Any extension of Shutterfly’s rights of use and/or any increase to Shutterfly’s authorized computer processing power will require payment of additional foes in accordance with AMS’ then current terms and fees. AMS will deliver or have delivered to Shutterfly one (1) set of the Software unless otherwise agreed on Exhibit A, AMS is responsible for the installation of the Software with each Kiosk unless otherwise mutually agreed in writing

The Software is generally composed to two components. In this regard, parties agree as follows:

(i)           Software Retained Components. AMS will retain all ownership rights of the following: all intellectual property, including trade secrete ideas and concepts, methodologies, techniques, templates, generic tools, processes, software, routines, algorithms, expressions and data developed or reduced to practice by AMS prior to or independent of its performance of the services and their modifications and derivative works thereto or any other retained components (collectively, “Retained Components”).

(ii)           Software Shutterfly Components AMS will retain all ownership rights of the following; all intellectual property, including trade secrets, ideas and concepts, methodologies, techniques, templates, generic tools, processes, software routines, algorithms, expressions and data developed or reduced to practice by AMS as part of its performance of the services, and their modifications and derivative works thereto or any other retained components (collectively, “Shutterfly Components”). Provided that Shutterfly satisfactory fulfills of all of its payment obligations under this Agreement, AMS agrees that it will not license, sublicense or sale the Shutterfly Components to a third party during the term of this Agreement and for a period of two years following expiration or termination of this Agreement.

(b)           Shutterfly may use the Software (i) to transmit information to and receive information from those companies who routinely trade or transact business with Shutterfly in the normal course of business; (ii) for internal use in connection with its own business requirements; and (iii) in connection with any services it is providing to its parent corporation or to wholly owned subsidiaries of Shutterfly provided that such entities’ personnel do not have access to the Software. Shutterfly shall not charge, or allow others to charge, any such party for use of the Software. Shutterfly shall not sell, license, publish, distribute, lease, rent or otherwise transfer the Software or perform, display or otherwise use the Software in the operation of a service bureau or for the benefit of unrelated third parties.

(c)           Shutterfly shall not copy the Software, in whole or in part, except for disaster recovery, program error verification, and back-up purposes. Shutterfly may install the Software on another Kiosk of the same operating system at the same or another Shutterfly location only for such purposes or for use in emergency situations. Except as authorized under Exhibit A. Shutterfly shall not otherwise copy, modify, translate or prepare derivative works of the Software. Shutterfly shall maintain and furnish to AMS, upon reasonable request, competent records of the number and location of all copies of the Software, in whole or in part. In the event of a major malfunction causing the Kiosk to become inoperable, Shutterfly may, upon prompt written notice to AMS, temporarily use the Software on a no designated kiosk or at a nondesignated facility location, at the Designated Location, as defined in Exhibit A, on an interim basis. When the Kiosk becomes operational, Shutterfly shall promptly return the Software to the Kiosk at the Designated Location and this interim right of use shall be revoked.

(d)           Provided Shutterfly is current on all fees payable, Shutterfly may change the Kiosk location to another location and/or substitute the Kiosk with another Kiosk, provided any applicable fee is paid by Shutterfly, the prior use is discontinued and Shutterfly continues to use the Software under the terms of this Agreement. Shutterfly shall give AMS written notice no less than thirty (30) days prior to such relocation, including the new address and Kiosk. Such location shall be the new Kiosk location.

E.           License to Shutterfly Content. Shutterfly grants to AMS an nonexclusive. nontransferable and definite term right license to reproduce and modify Shutterfly Content, as defined in 3(e) below, to develop and maintain the Kiosk Software interface and the Kiosks.

F.           License to Third Party Content. AMS shall be responsible for obtaining and paying any necessary licenses to use third party content other than, the third party content as provided by Shutterfly to be incorporated into the Kiosks. Shutterfly shall be responsible for obtaining and paying for any necessary licenses to use such content provided by it to be incorporated into the Kiosks.

G.           Licenses to Use other Software and Tools. AMS shall be responsible for obtaining licenses for and paying license fees for any software and/or tools used in performance of its services under this Agreement that are not owned by AMS.

(e)           Ownership. As between AMS and Shutterfly, AMS owns and retains all right, tide and interest in and to (i) the Software, including but not limited to the Retained Components and the Shutterfly Components; (ii) all trademarks, service marks and trade names of AMS associated with the Software; and (iii) all copyrights, patents, trade secret rights and other intellectual property associated with the Software; as well as (iv) the Kiosks and their corresponding hardware, As between AMS and Shutterfly. Shutterfly owns and retains all right, tide and interest in and to all trademarks, serve marks and trade names of Shutterfly associated with the Software and Kiosks (Collectively “Shutterfly Center”)

4.           Confidential Information. In performing under this Agreement, each party may disclose to the other confidential business and technical information related to the business plans and methods of each party, both generally and as they relate to the Kiosk Packages and the distribution thereof (the “Confidential Information”), In addition to the foregoing, each party’s knowledge about the other party’s business and products, and its customers and vendors, including without limitation, the identity of and information relating to customers, employees, financial condition, technical information, prices, business plans, and strategies and prospects, and that all such knowledge, information and materials acquired, and any other information related thereto, shall be treated as the Confidential Information. Each party agrees it shall not use, either directly or indirectly, the Confidential Information provided by the other party except for the purposes contemplated by this Agreement, Each party also agrees that it shall take all commercially reasonable actions necessary to prevent the disclosure to any third party of the Confidential Information provided by the other party. “Confidential Information” shall not include any information that is (i) known to the receiving party prior to disclosure by the other party; (ii) lawfully obtained after the date of this Agreement by the receiving party from a third party who is not under any duty of nondisclosure; (iii) generally available to the public; or (iv) lawfully developed by the receiving party independent of information provided by the other party.

5.           Indemnification by AMS. AMS will indemnify Shutterfly and hold it harmless from and against all claims, damages, losses and expenses. Including court costs and reasonable fees and expenses of attorneys, expert witnesses and other professionals, arising out of or resulting from, and, at Shutterfly’s option, AMS will defend Shutterfly against:

(a)           any action by a third party against Shutterfly that is based on any claim that any of the Services, Software or Kiosks provided or delivered under this Agreement, or their results, infringe a patent, copyright or other proprietary right or violate a trade secret;

(b)           any action by a third party that is based on any negligent act or Omission or willful conduct of AMS and which results m, (i) any bodily injury, sickness, disease or death; (ii) any injury or destruction to tangible or intangible property (including computer programs and data) or any loss of use resulting therefrom; or (iii) any violation of any statute, ordinance, or regulation; and

(c)           any and all claims, relating to any obligation imposed by law on Shutterfly lo pay any withholding taxes, social security, unemployment or disability insurance, state and federal income tax, workers’ compensation insurance or similar items in connection with the Services and compensation received by AMS pursuant to this Agreement.

6.           Term and Termination.

(a)           Term The term of this Agreement shall commence on the date hereof and, unless terminated in accordance with Section 6(b) shall continue through the completion of the services sot forth in Section 1. and thereafter for so long as Shutterfly seeks or obtains services from AMS.

(b)           Termination for Convenience. The parties may terminate this Agreement at any time upon mutual written agreement.

(c)           Termination for Breach. Either party may terminate this Agreement by written notice to the other party if the other party is in material breach of any of its material obligations under this Agreement and fails to cure such breach within thirty (30) days of receiving written notice of such breach, unless such breach is incurable, in which event the non-breaching party may immediately terminate this Agreement.

(d)           Duties Upon Termination. Upon termination of this Agreement for any reason whatsoever each party shall return to the other party the Confidential Information of such other party.

(e)           No Election of Remedies. The election by Shutterfly to terminate this Agreement in accordance with its terms shall not be deemed an election of remedies, and all other remedies provided by this Agreement or available at law or in equity $hall survive any termination.

7.           Effect of Termination. Upon the expiration or termination of this Agreement for any reason: each party will be released from all obligations to the other arising after the date of expiration or termination, except that expiration or termination of this Agreement will not relieve AMS of its obligations under Sections 2(b), 3,4, 5, 8.9(d), 11 and 12; and AMS will promptly return to Shutterfly all Confidential Information.

8.           Limitation of Liability. IN NO EVENT SHALL SHUTTERFLY BE LIABLE FOR ANY SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES OF ANY KIND IN CONNECTION WITH THIS AGREEMENT, EVEN IF SHUTTERFLY HAS BEEN INFORMED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES.

9.           Representations and Warranties of AMS,

(a)           Third Party Infringement. AMS warrants that: (i) AMS’s performance of the Services and the Software hereunder do not violate any applicable law, rule, or regulation, any contracts with third parties, or any third-party rights in any patent, trademark, copyright, trade secret, or similar right; and (ii) AMS has sufficient right, title, and interest in and to any software and other intellectual property, exclusive of rights respecting programs, data, and material identified as furnished to Customer by third-party vendors, to grant and convey the rights accorded to Shutterfly under this Agreement.

(b)           Pre-existing Obligations. AMS represents and warrants that AMS is not under any pre-existing obligation inconsistent with the provisions of this Agreement.

(c)           Solicitation of Employment. Because of the trade secret subject matter of Shutterfly’s business, AMS agrees that it will not solicit the services of any of the employees, consultants, suppliers or customers of Shutterfly’s during the term of this Agreement and for one (1) year thereafter either for AMS’s benefit or for any other firm or entity. In addition, Shutterfly agrees to the provisions regarding solicitation of AMS’s employees As set forth in Exhibit A.

(d)           All materials and services provided by AMS hereunder including, without limitation, the Software and the Kiosks, are either owned or properly licensed by AMS or are in the public domain and the use thereof by Shutterfly, its representatives, or end users will not infringe any proprietary rights of any third party.

(e)           AMS has the full power to enter into this Agreement, to carry out its obligations under this Agreement and to grant the rights and licenses granted to Shutterfly in this Agreement.

(f)           The Software and Kiosks wilt (i) perform in accordance with the applicable published or mutually agreed upon specifications and related documentation provided by AMS (and will achieve any function described therein), and (ii) be free from defects in materials, workmanship or design.

(g)           The parties agree that AMS shall implement reasonable commercial safeguards in accordance to industry standards that the Software and the media on which the Software is contained shall contain no computer instructions, including, but not limited to, any virus, Trojan horse, worm, trapdoor, backdoor or malicious code the purpose of which is (A) to disrupt, damage, destroy, alter or interfere with the use or operation of any of the software, firmware, hardware, services, data, programs or computer or telecommunications facilities; or (B) to perform functions which are not an appropriate part of the functionality of the computer programs and whose result is to disrupt the use or operation of such computer programs; and, unless expressly authorized in writing by Shutterfly. the Software shall not contain (A) any mechanism which electronically notifies AMS of any fact or event, (B) any key, node lock, drop-dead device, time bomb, time-out, logic bomb or other function, implemented by any means, which may restrict the use of, or access to, any of the Software; nor (C) any third party software code, including but not limited to open source software.

(h)           Except as provided in Section 9(j) below, if AMS, at AMS’s expense, fails to correct or replace any of the Software and/or Kiosk that does not meet the foregoing warranties within three (3) business days from the receipt of Shutterfly’s written notice of such failure, Shutterfly shall, in addition to all other remedies available to it, have the option of returning the Software to AMS, at AMS’s expense and receiving a full refund of all amounts paid to Licensee hereunder

(i)           Except as otherwise expressly provided herein, the representations and warranties made in this Agreement are continuous in nature and shall be deemed to have been given by AMS al the execution of this Agreement and each stage of performance of this Agreement NO OTHER WARRANTIES ARE EXPRESSED OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABIUTY AND FITNESS FOR A PARTICULAR PURPOSE.

(j)           Neither party shall be liable for any loss or delay resulting from any force majeure event, including acts of God, fire, natural disaster, terrorism, labor stoppage, war or military hostilities or inability of carriers to make scheduled deliveries, and any payment or delivery date shall be extended to the extent of any delay resulting from any force majeure event.

10.           Sexual Harassment. Shutterfly is committed to providing a work environment free of unlawful harassment. Shutterfly prohibits unlawful harassment including but not limited to epithets, derogatory jokes or comments, slurs or unwanted sexual advances, invitations or comments. As a consultant, you understand and agree that such action if initiated by you could be cause for immediate termination of this Agreement, If you believe that you have been unlawfully harassed, you will need to submit a written complaint to Shutterfly of your employment with a copy sent to the human resource department of Shutterfly within thirty (30) days of the incident, The written complaint should include details of the incident or incidents, names of the individuals involved, and names of any witnesses. If Shutterfly determines that unlawful harassment has occurred, effective remedial action will be taken in accordance with the circumstances involved.

11.           Arbitration and Equitable Relief

(a)           Disputes. Shutterfly and AMS agree that any dispute or controversy arising out of, relating to or in connection with the interpretation, validity, construction, performance, breach or termination of this Agreement shall be settled by binding arbitration to be held in San Mateo County, California, in accordance with the Commercial Arbitration Rules, supplemented by the Supplemental Procedures for Large Complex Disputes, of the American Arbitration Association as then in effect (the “Rules”) The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment maybe catered on the arbitrator’s decision in any court of competent jurisdiction.

(b)           Consent to Personal Jurisdiction. The arbi1rator(s) shall apply California law to the merits of any dispute or claim, without reference to conflicts of law rules. AMS hereby consents to the personal jurisdiction of the state and federal courts located in California for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties ore participants.

(c)           Costs, Shutterfly and AMS Shall each pay one-half of the costs and expenses of such arbitration, and each shall separately pay its counsel fees and expenses unless otherwise required bylaw.

(d)           Equitable Relief. The parties may apply to any court of competent jurisdiction for a temporary restraining order, preliminary injunction, or other interim or conservatory relief, as necessary, without breach of this arbitration agreement and without abridgment of the powers of the arbitrator.

12.           General.

(a)           Assignment. AMS may not assign AMS’s rights or delegate AMS’s duties under this Agreement either in whole or in part without the prior written consent of Shutterfly.

(b)           Governing Law Severability, This Agreement will be governed by and construed in accordance with the laws of the State of California excluding that body of law pertaining to convict of laws. If any provision of this Agreement is for any reason found to be unenforceable, the remainder of this Agreement will continue in full force and effect.

(c)           Notices. Any notices under this Agreement will be sent by certified or registered mail, return receipt requested, to the address specified below or such other address as the party specifies in writing. Such notice will be effective upon its mailing as specified.

(d)           Entire Agreement; Modification: Waiver. This Agreement constitutes the entire agreement between the parties pertaining to the matters set forth herein and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by both parties No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

IN WITNESS WHEREOF, the parties have signed this Agreement as of the Effective Date.

Shutterfly, Inc                                                      Mountain capital LLC:

By: /s/ Douglas J. GoodmanBy: /s/ Paul Scapatici

Name: Douglas J. GoodmanName: Paul Scapatici

Title: SVPTitle: President

Federal Tax ID, Number: 34-204-5134

Address:  2008 Bridge Parkway Address: 1927 Saranac Avenue, Suite 2
Redood City, CA 94065Lake Placid, NY 12946

EXHIBIT A

Project Description and Compensation

AMS and Shutterfly desire to undertake a beta kiosk project where they shall collectively install and maintain four (4) kiosks bearing Shutterfly colors, signage, and user interface with brochure racks in certain retail settings (“Beta Kiosk Project”)

1.	Responsibilities of AMS

A.
AMS agrees to manage the deployment and XXXX of the kiosks in accordance to the Development Schedule as provided in Paragraph 4 below. This includes the management of the consumable supply chain telephone help desk support and field technician dispatches.

1.
It will the responsibility of the designated site contact to report kiosk problems to the AMS help desk. Some problems can be diagnosed and corrected via remote technical support. When it is determined that a field technician is required to further troubleshoot, or repair a kiosk problem. Then AMS shall respond with an on-site technician within 2 business days.

B.	AMS agrees to provide customized software for the kiosks that night the “look & feel” of AMS software with Shutterfly’s branding and likeness (i.e., colors graphics, etc);

C.	AMS agrees that the customized software that it develops for the Beta Kiosk Project shall provide:

i	The function of integrating Shutterfly’s website within the customized software

ii.	The function of reciting existing images from Shutterfly customer’s account stored at Shutterfly’s website:

iii.	The function of uploading new Shutterfly’s customers’ images to such customers’ existing Shutterfly accounts;

iv.	The functions of creating new Shutterlfy customer accounts:

v.	The function of ordering products for print an the kiosks XXXX location:

vi.
The function of ordering products for shipment to Shutterfly customer’s homes. The list of products offered for ship-to-home will be a subset of the total product offering on Shutterfly’s website. A representative set of mutually agreed to products will be used for this pilot. Likely to be in the single image, non-styled calegory.

vii.	The ability to dynamleaity update XXXX to-home product offering matching product pricing selection and prevention changes at www.shutterfly.com and

viii.	Kiosk “second upper screen” implementation to merchandise and guide customers.

D.	Any other responsibilities as mutually agreed upon by the Parties

2.           Responsibilities of Shutterfly.

A.	Shutterfly shall pay Sixty-Five Thousand Dollars (US$65.000.00) collectively for the total XXXX of Kiosks and software development as provided herein:

I.
Shutterfly shall provides to AMS an initial retainer in the account of Thirty Five Thousand Dollars (US$35,000.00) at the time of executing this Agreement to be applied towards the future agreement or to be partially refunded at the end of the pilot contract.

II.
Shutterfly shall submit payment for the remaining software development of $30,000 to AMS upon the later date of either (i) forty-five (45) days after the Effective Date, as defined in the Agreement, or (II) on the date that. AMS delivers the Kiosks to Kiosk Location, as defined in the Exhibit A However.

If the delivery of the Kiosks by AMS is delayed as a result of Shutterfly, then Shutterfly shall deliver the remaining software development of $30,000 to AMS upon forty-five (45) days after the Effective Date:

B
Shutterfly (i) shall provide graphical assess. Technical access and support sufficient to permit AMS’ engineers to integrate the Kiosks and incorporate Shutterfly’s branding and likeness with the Kiosks: and (ii) hereby grants to AMS the right and a license to use Shtterfly’s trademarks solely in connection with this Agreement and the prior approval of shutterlfy’s in each instance of use:

C.	Shutterfly in its discretion shall supply reasonable marketing support to this pilot program in the form of kiosk design, collateral and brand assests.

D.	Shutterfly shall provide to AMS XXXX answers for ht Beta kiosk Project, including but not limited to:

i.	How and in XXXX format are orders received on the Shutterfly website?

ii.	How does Shutterfly manager its prouder database?

iii.	And other technical answers as needed throughout the Beta Kiosk Project.

E.	Any other responsibilities as XXXX agreed upon by the Parties.

3.           Collaborative Responsibilities of the Parties

A.
The parties agree that they shall collectively collaborate on the strategic design and implementation of key marketing campaigns to support the Beta Kiosk Project and thereafter delegate the actual management of such marketing campaigns to shutterfly:

B.
The parties agree to negotiate in good faith to determine final business XXXX for the test no later than December 28, 2007. including criteria, such as customer acquisition cost requirements for determining whether the test is a success (the “Success XXXX”) and XXXX and profit sharing.

C.	The development schedule (“Development Schedule”) for the Beta Kiosk Project is reflected in the attached Exhibit B which is incorporate by reference

4.           Terms and Conditions of Pilot

A.           Term of Pilot:
i.	(4) months (February 25,2008 – June 24, 2008), provided, however that the terms of the plot may commence at a later as determined by Shutterfly in its reasonable discretion in the event of any delays.
ii.	Option for additional moths as agreed to by both parties.
B.
If Shutterfly elects not to pursue a broader deployment of the pilot (i.e extended term and additional locations (“Commercial Deployment”), AMS agrees to refund $30.000 of the $65.00 commitment within 30 days of Shutterfly’s written notice after pilot completion.

C
The kiosk software interface and related software code development by AMS under this Agreement are licensed to Shutterfly as set forth in the Agreement. All information provided by either party in relation to the pilot program as described herein, shall be and remain the Confidential information of the disclosing party. The non disclosing party agrees to keep such Confidential material as XXXX in the Agreement, confidential

D.
Software the Computer program in machine readable object code form and any subsequent error corrections or updates to Shutterfly by AMS pursuant to this Agreement. The Software license as provided in the Agreement may be amended form time to time by AMS in writing.

E	Number of Copies of Software: One copy per kiosk
F.	Designation Location for the Kiosk:	To be determined under the Development Schedule provided herein.
G.	Designation Number of Kiosk XXXX with the Software:4

Project XXXX			Shutterfly Klosk Deployment (Pilot)
XXXX	XXXX	XXXX	XXXX	XXXX	XXXX	XXXX
	Sign contract, issue PO and deposit	11/12/2007	11/12/2007	On Track

1	Secure (4) placement agreement	11/5/2007	1/11/2008	On Track
1.1	Develop placement contract	11/5/2007	11/23/2007	On Track	AMS
1.2	Develop list of top 10 target locations	11/5/2007	11/18/2007	On Track	AMS/XXXX
1.3	Contact location and secure contracts	11/19/2007	1/11/2008	On Track

2	Develop customized photo kiosk	10/28/2007	2/8/2008	On Track
2.1	Software integration	11/5/2007	2/8/2008	On Track
2.1.1	Determine scope of integration	11/5/2007	11/7/2007	On Track	AMS/XXXX	Which Products are going to be offered?

2.1.3	Integrate image 2 Print with API’s	12/10/2007	1/25/2008	On Track	AMS	Can start prior to API’s being complete
2.1.4	Test and certify changes	1/28/2007	2/8/2008	On Track	AMS/XXXX
2.2	Software look and feel	10/29/2007	2/8/2008	On Track
2.2.1	Provide Screen Shot document	10/29/2007	11/2/2007	On Track	AMS
2.2.2	Provide demo of Software	11/5/2007	11/5/2007	On Track	AMS	Scheduled for 1:00Pm EST on XXXX
2.2.3	Determine scope of changes	11/5/2007	11/30/2007	On Track	AMS/XXXX
2.2.4	Provide necessary graphics	12/3/2007	12/21/2007	On Track	XXXX
2.2.5	Implement changes	12/24/2007	1/26/2008	On Track	AMS/XXXX
2.2.6	Test and certify changes	1/28/2007	2/8/2008	On Track	AMS/XXXX
2.3	Hardware look and feel	11/5/2007	2/1/2008	On Track
2.3.1	Determine scope of hardware customization	11/5/2007	11/16/2007	On Track	AMS/XXXX	Leaning towards solid color with decals tailored towards specific retailer. Nead XXXX creative brief
2.3.2	Design/print kiosk decals and ship to AMS	11/19/2007	2/1/2007	On Track	XXXX

3.	Deploy customized kiosks	12/31/2007	2/22/2008	On Track
3.1	Determine payment collection method	12/31/2007	1/11/2008	On Track	AMS/XXXX	Credit card, Bill store ect
3.2	Determine product pricing	1/14/2007	1/26/2008	On Track	AMS/XXXX
3.3	Determine product pricing	1/28/2008	2/8/2008	On Track	AMS/XXXX	List Prices for gifting items
3.4	Integrate kiosks	2/11/2008	2/13/2008	On Track	AMS
3.5	Ship kiosks	2/11/2008	2/13/2008	On Track	AMS
3.6	Initial Kiosks	2/18/2008	2/22/2008	On Track	AMS

XXXX	XXXX	XXXX	XXXX	XXXX	XXXX	XXXX
3.7	Train local Personnel	2/18/2008	22/22/2008	On Track	AMS

4.	Finalize XXXX plan	12/10/2007	3/1/2008	On Track
4.1	Determine types of marketing / advertising	12/10/2007	12/21/2007	On Track	AMS XXXX
4.1.1	Determine best use of 2nd screen	12/10/2007	12/21/2007	On Track	AMS XXXX
4.2	Develop marketing	12/24/2007	1/11/2008	On Track	XXXX
4.2.1	Develop slideshow for 2nd screen	12/24/2007	1/11/2008	On Track	AMS XXXX
4.3	Implement print marking	1/14/2008	2/8/2008	On Track	XXXX
4.4	Ship/send to locations	2/11/2008	2/16/2008	On Track	XXXX
4.5	Follow up with locations	2/18/2008	3/1/2008	On Track	XXXX

5	Finalize success measurements/reporting	11/5/2007	1/26/2008	On Track
5.1	Determine success criteria	11/5/2007	11/30/2007	On Track	AMS XXXX
5.2	Determine next steps following successful pilot	12/3/2007	12/28/207	On Track	AMS XXXX
5.3	Determine tracking method(s)	12/31/2007	1/11/2008	On Track	AMS XXXX
5.3	Determine reporting method and frequency	1/14/2008	1/25/2008	On Track	AMS XXXX